LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

That the undersigned hereby constitutes and appoints each of N.L. Stevens
III and Telisa Schelin, signing singly, the undersigneds
true andlawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned, in the undersigneds capacity as an officer, director and/or greater than 10% beneficial owner of shares of Blue Dolphin Energy Co., a Delaware corporation (the
Company), Schedule 13D in accordance with Section 13(d) of the Securities
Exchange Act of 1934, as amended (the Exchange Act), Schedule 13G in accordance with Section 13(g) of the Exchange Act, Forms 3, 4 and 5 in accordance with Section 16(a) of the Exchange Act, and the rules thereunder, and any other forms or reports the undersigned may be required to file in connection with the undersigneds ownership, acquisition or disposition of securities of the Company, including a Form ID application for EDGAR filing codes;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Schedule
13D, Schedule 13G, or Forms 3, 4 and 5, or other form or report, and timely file such schedule, form or report with the United States Securities and
Exchange Commission and any stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-facts discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-facts substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-
fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigneds responsibilities to comply with Sections 13(d), 13(g) or 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Schedule 13D, Schedule 13G, or Forms
3, 4 and 5 with respect to the undersigneds holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 12th day of April, 2005.

/s/ Steven A. Webster